EXHIBIT 99.1

Predictive Oncology Reports Second Quarter 2023 Financial Results and Provides Business Update

Company to host investor call and webcast today, August 10th, at 5:30pm EDT

PITTSBURGH, Aug. 10, 2023 (GLOBE NEWSWIRE) -- Predictive Oncology (Nasdaq: POAI), a science driven company leveraging its proprietary artificial intelligence and machine learning capabilities, extensive biorepository of tumor samples, CLI laboratory and GMP facility, to accelerate oncologic drug discovery and enable drug development, today reported financial and operating results for the three and six months ended June 30, 2023, and provided a corporate update. The company reported a net loss of $3.9 million on total net revenue of $0.5 million for the second quarter 2023.

Q2 2023 and Recent Highlights:

  Initiated PEDAL-Cancer Research Horizons collaboration for the analysis of drug compounds;
  Initiated strategic collaboration with Cvergenx to identify novel molecules and compounds and the repurposing of radioprotective or radiosensitizing drugs;
  Delivered a presentation on the importance of addressing patient heterogeneity in drug discovery and the advantages of leveraging active machine learning at the Bio International Convention in Boston in June; met with more than 30 biopharmaceutical development customer prospects and further expanding Predictive Oncology’s sales pipeline;
  Established new Business Advisory Board and announced first two appointments: Dr. Bernard Harris and Andrew Einhorn;
  Appointed pharma, biotech and digital health industry veteran, Dr. Veen Rao, to the Company’s Board of Directors;
  Relocated corporate headquarters to Pittsburgh, PA from Eagan, MN.

“We are very pleased with the steady progress that we have made since our last quarterly update, both advancing current PEDAL relationships with CRH, Cvergenx and others, while in parallel building our pipeline as more drug developers – both biopharmaceutical companies as well as research institutions – see the value that only Predictive Oncology can bring to the early drug discovery process,” said Raymond F. Vennare, Chief Executive Officer and Chairman of Predictive Oncology. “With our unique set of assets and capabilities that clearly set us apart from other AI-focused drug discovery companies, including our extensive biobank of more than 150,000 tumor samples, combined with our CLIA lab, we can validate our predictions in wet lab experiments in a setting that introduces patient heterogeneity into the earliest phases of drug discovery. We are the only company capable of doing this, and the results of these experiments can significantly increase the chances of later-stage clinical success by our customers.”

“The tangible impact of our presence at Bio International this year was measurable. The sustained exposure and global reach afforded by conferences like this will prove critical to our long-term success as we continue to raise awareness of Predictive Oncology as the ‘partner of choice’ for drug developers looking to streamline their drug discovery efforts with AI and machine learning capabilities. I am very pleased with our progress to date and look forward to meaningful developments with current and prospective customers in the back half of the year and into 2024,” Mr. Vennare concluded.

Q2 2023 Financial Summary:

  Concluded the second quarter of 2023 with $14.8 million in cash and cash equivalents, compared to $22.1 million as of December 31, 2022, and $14.7 million in Stockholder’s Equity, compared to $21.8 million as of December 31, 2022.
  Loss per common share for Q2 2023 was $0.98, as compared to $2.89 for the second quarter of 2022.

Q2 2023 Financial results

  Predictive Oncology recorded revenue of $490,110 in the second quarter of 2023, compared to $371,591 in 2022. Sales of Streamway related products and services by our Eagan operating segment were responsible for the majority of the revenue.
  Gross profit margin increased to 67% during the three months ended June 30, 2023 as compared to 64% in the comparable period in 2022 due to sales mix and higher margins on disposables for Streamway machines.
  G&A expenses increased by $352,831 to $2,704,527 for the three months ended June 30, 2023, compared to $2,351,696 for the same period in 2022. The increase was primarily due to increased investor relations fees related to the reverse stock split, office rent and other general and administrative expenses.
  Operations expense increased by $83,929 to $993,042 for the three months ended June 30, 2023 compared to $909,113 for the comparable three months ended in 2022, primarily due to higher cloud computing expenses, offset by decreases in expenses related to the closure of the offices of the Company’s former wholly-owned subsidiaries.
  Sales and marketing expenses increased by $158,081 for the three months ended June 30, 2023, to $429,103, compared to $271,022 for the same period in 2022. The increase was due primarily due to the increase in marketing and business development staff hired after June 20, 2022.
  Net cash used in operating activities was $7,002,033 and $6,427,806 for the six months ended June 30, 2023 and June 30, 2022, respectively. Cash used in operating activities increased in the 2023 period primarily due to an increase in operating expenses and changes in working capital.

Conference call and webcast details:

Predictive Oncology management will host an investor conference call and webcast today, August 10th, at 5:30pm EDT.

To participate in the call, investors and analysts should dial 1-877-407-3982 (domestic) or 1-201-493-6780 (international) and reference conference ID 13739784.

To access the Call Me™ feature, which eliminates the need to wait for a call operator, please click here.

The live webcast of the call can be accessed here.

Forward-Looking Statements:

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:
Tim McCarthy, CFA
LifeSci Advisors, LLC
tim@lifesciadvisors.com

PREDICTIVE ONCOLOGY INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$14,763,745	$22,071,523
Accounts receivable	430,849	331,196
Inventories	393,698	430,493
Prepaid expense and other assets	381,233	526,801
Total current assets	15,969,525	23,360,013

Property and equipment, net	1,548,805	1,833,255
Intangibles, net	266,183	253,865
Lease right-of-use assets	3,008,397	211,893
Other long-term assets	174,096	75,618
Total assets	$20,967,006	$25,734,644

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,013,481	$943,452
Accrued expenses and other liabilities	1,650,300	2,229,075
Derivative liability	5,572	13,833
Contract liabilities	627,896	602,073
Lease liability	466,087	94,237
Total current liabilities	3,763,336	3,882,670

Lease liability – net of current portion	2,498,613	86,082
Total liabilities	6,261,949	3,968,752

Stockholders’ equity:
Total stockholders' equity	14,705,057	21,765,892

Total liabilities and stockholders' equity	$20,967,006	$25,734,644

PREDICTIVE ONCOLOGY INC. CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$490,110	$371,591	$730,005	$686,159
Cost of goods sold	159,761	134,075	279,900	243,518
Gross margin	330,349	237,516	450,105	442,641

General and administrative expense	2,704,527	2,351,696	5,040,511	4,775,347
Operations expense	993,042	909,113	1,871,560	1,800,184
Sales and marketing expense	429,103	271,022	799,340	575,489
Loss on impairment of goodwill	-	7,231,093	-	7,231,093
Loss on impairment of property and equipment	162,905	-	162,905
Total operating loss	(3,959,228)	(10,525,408)	(7,424,211)	(13,939,472)
Other income	28,552	41,047	70,780	83,477
Other expense	-	(2,217)	-	(3,206)
Gain on derivative instruments	7,308	95,254	8,261	97,162
Net loss	$(3,923,368)	$(10,391,324)	$(7,345,170)	$(13,762,039)

Net loss per common share - basic and diluted	$(0.98)	$(2.89)	$(1.84)	$(4.00)

Weighted average shares used in computation – basic and diluted	3,996,512	3,589,684	3,982,384	3,441,546